Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

CONTENT LICENSE AGREEMENT

Zillow, Inc. (“Zillow”), a Washington corporation, and Redfin Corporation (“Redfin”), a Delaware corporation, hereby enter into this Content License Agreement (this “Agreement”) as of February 6, 2025 (the “Execution Date”). Zillow and Redfin may be referred to herein, collectively, as the “Parties” and, each individually, as a “Party.”

WHEREAS, Zillow desires to grant to Redfin a license to, and Redfin desires to license from Zillow, certain content pertaining to multi-family rental properties; and

WHEREAS, the Parties desire to establish certain other agreements and understandings.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties, intending to be legally bound, agree as follows:
Term; Termination; Survival.

1.Term; Termination; Survival.

1.1 Term. The initial term (the “Initial Term”) of this Agreement will start on the date on which the Licensed Content (as defined in Section 2.1) can first be accessed, viewed, and used pursuant to the terms of this Agreement by end-users of the Redfin Sites (the “Start Date”), which the Parties will make best efforts to cause to occur as soon as reasonably possible but no later than April 30, 2025, and will continue until June 30, 2030, unless earlier terminated in accordance herewith. Except for the first contract year, which will run from the Start Date to June 30, 2026, each contract year will run from July 1 to June 30th of the applicable year(s). Upon the conclusion of the Initial Term, this Agreement will automatically renew on the same terms for up to two (2) successive renewal terms of two (2) years each unless either Party provides written notice of nonrenewal no less than twelve (12) months in advance of the expiration of the then-current term (each, a “Renewal Term”). The Initial Term, all Renewal Terms, if any, and the Wind-Down Period are referred to herein, collectively, as the “Term.”

1.2 Termination. This Agreement may be terminated prior to the expiration of the Term as follows:

1.2.1 Material Breach. Either Party may immediately terminate this Agreement if the other Party commits a breach of this Agreement that results in a material adverse effect on the value of the Agreement to the other party and such material breach is either not capable of cure or is not cured within thirty (30) days of receipt of written notice thereof from the non-breaching Party, provided that, with respect to Redfin’s failure to meet the Minimum Lead Threshold for [*] as described in Section 4.1.1, Redfin will have ninety (90) days to cure after receipt of written notice thereof from Zillow.

1.2.2 Insolvency. Either Party may terminate this Agreement upon written notice to the other Party if the other Party makes an assignment for the benefit of creditors (other than in connection with granting a security interest), files a petition for bankruptcy, or otherwise becomes insolvent.

1.2.3 Change in Control or Acquisition of Certain Identified Persons by Either Party.

1.2.3.1 Definitions. As used herein:

Exhibit 10.1
“Affiliate” means any person, corporation, association, partnership or other entity that directly or indirectly controls or is controlled by, or is under the common control of a Party.

“Group” means any group of related Persons.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, or unincorporated organization.

“Redfin Change in Control” means (a) the closing of the transactions contemplated by any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) directly or indirectly to any Person, or to any Group as determined under Section 13(d) of the Exchange Act of all or substantially all of (i) the assets of Redfin and its Affiliates , or (ii) the assets owned by Redfin and used in the operation of the Redfin rental business; (b) any Person or Group becoming the beneficial owner (as determined under Section 13(d) under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power represented by the issued and outstanding capital stock of Redfin (or its successor) entitled to vote generally or in the election of directors (or Persons performing similar functions).

“Redfin Identified Person” means an entity or Person, included on Exhibit A-1, attached hereto and incorporated herein by reference, as may be modified as provided therein.

“Redfin Identified Person Acquisition” means (a) Redfin or its Affiliates becoming the beneficial owner (as determined under Section 13(d) under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power represented by the issued and outstanding capital stock of a Zillow Identified Person entitled to vote generally or in the election of directors (or Persons performing similar functions); or (b) the closing of the transactions contemplated by any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) directly or indirectly to Redfin or its Affiliates, or to any Group as determined under Section 13(d) of the Exchange Act that is controlled by Redfin or its Affiliates, of all or substantially all of the assets of a Zillow Identified Person or used in the operation of a Zillow Identified Person.

“Zillow Change in Control” means (a) the closing of the transactions contemplated by any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) directly or indirectly to any Person or to any group of related Persons (a “Group”) as determined under Section 13(d) of the Exchange Act of all or substantially all of (i) the assets of Zillow and its Affiliates , or (ii) the assets owned by Zillow and used in the operation of the Zillow rental business; (b) any Person or Group becoming the beneficial owner (as determined under Section 13(d) under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power represented by the issued and outstanding capital stock of Zillow Group, Inc. (or its successor) entitled to vote generally or in the election of directors (or Persons performing similar functions).

Exhibit 10.1
“Zillow Identified Person” means an entity or Person included on Exhibit A-2, attached hereto and incorporated herein by reference, as may be modified as provided therein.

“Zillow Identified Person Acquisition” means (a) Zillow or its Affiliates becoming the beneficial owner (as determined under Section 13(d) under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power represented by the issued and outstanding capital stock of a Redfin Identified Person entitled to vote generally or in the election of directors (or Persons performing similar functions); or (b) the closing of the transactions contemplated by any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) directly or indirectly to Zillow or its Affiliates, or to any Group as determined under Section 13(d) of the Exchange Act that is controlled by Zillow or its Affiliates, of all or substantially all of the assets of a Redfin Identified Person or used in the operation of a Redfin Identified Person.

1.2.3.2 Termination by Redfin. Redfin shall have the right to terminate this Agreement by giving written notice to Zillow within thirty (30) days after (1) the date on which Zillow provides written notice of a Zillow Identified Person Acquisition; (2) Zillow provides written notice of a Zillow Change in Control involving a Redfin Identified Person; or (3) a court or regulatory entity of competent authority requires termination of this Agreement as a condition of any Redfin Change in Control. Zillow must notify Redfin in writing within 30 days of the occurrence of a Zillow Identified Person Acquisition or a Zillow Change in Control involving a Redfin Identified Person.

1.2.3.3 Termination by Zillow. Zillow shall have the right to terminate this Agreement by giving written notice to Redfin within thirty (30) days after the date on which (1) Redfin provides written notice of a Redfin Identified Person Acquisition; (2) Redfin provides written notice of a Redfin Change in Control involving a Zillow Identified Person; or (3) a court or regulatory entity of competent authority requires termination of this Agreement as a condition of any Zillow Change in Control. In the event of a Redfin Change in Control other than to a financial sponsor acquirer occurs during the first three (3) years of the Initial Term (a “Strategic Acquisition”), Zillow may elect to shorten the Initial Term to three (3) years, provided that Zillow provides notice of such election within sixty (60) days after close of the Strategic Acquisition Redfin must notify Zillow in writing within 30 days of the occurrence of a Redfin Identified Person Acquisition, a Redfin Change in Control involving a Zillow Identified Person, or a Strategic Acquisition.

1.3 Effect of Termination.

1.3.1 Wind-Down Period. Except as otherwise provided, beginning on the effective date of any non-renewal or termination for any reason and ending one (1) year thereafter (the “Wind-Down Period”): (a) the Parties will use commercially reasonable efforts to cooperate in good faith to wind down all obligations under this Agreement in a timely fashion while minimizing any burdens or confusion for consumers and protecting the names and reputations of the Parties; and (b) all provisions of this Agreement will remain in full force and effect, except as expressly set forth on Exhibit B hereto. Notwithstanding the foregoing, (i) the Wind-Down Period will not apply in the event of a termination pursuant to Section 1.2.1, excluding termination by Zillow relating to Redfin’s breach of Section 4.1.1, or 1.2.2; and (ii) if either Party terminates this

Exhibit 10.1
Agreement pursuant to Section 1.2.3, this Agreement will terminate effective immediately upon the date of such notice, and, unless otherwise required by court order or regulatory authority of competent jurisdiction, a six (6)-month Wind-Down Period will apply thereafter, except in the event of a Redfin Identified Person Acquisition or a Redfin Change in Control involving a Zillow Identified Person, in which case the Wind-Down Period will be three (3) months. Upon the expiration of the Wind-Down Period, all licenses granted under this Agreement will cease unless expressly stated otherwise.

1.3.2. Survival. The provisions of this Section 1.3, Sections 4.3, 4.6, 5 (with respect to Leads delivered during the Term only), 8, 9 (for the period set forth therein), 10-13, 14.3, and any other provisions, which by their nature or context are intended to survive any termination or expiration of the Agreement, will survive any termination or expiration of this Agreement. In no event will any termination relieve a Party of the obligation to pay any fees payable to the other Party with respect to the period prior to the effective date of termination.

2. Data Feed and Licensed Content.

2.1 Definitions.

“Base Property” means [*].

“Data Feed” means the electronic mechanism as mutually agreed upon by the parties for delivery of the Licensed Content.

“Enriched Content” means content displayed on the Zillow Sites that is (i) licensed to Zillow by a third-party other than the advertiser for display on the Zillow Sites only, or (ii) proprietary to Zillow.

“Licensed Content” means all content then displayed on the Zillow Sites for each Zillow Property included in the Data Feed, excluding Enriched Content.

“Non-Base Property” means those [*] or their successors should they be modified or discontinued.

“Per Lease Property” means those Zillow Properties advertising with Pay-Per-Lease attribution advertising or its successor should it be modified or discontinued.

“Redfin Sites” means the Redfin.com, Rent.com, Rentals.com, and Apartmentguide.com websites and their related mobile applications, and such additional websites and mobile applications as may be added during the term upon written consent from Zillow (email to suffice), which will not be unreasonably withheld.

“Zillow Property” means a managed multi-family rental property of twenty-five (25) units or greater that is displayed on the Zillow Sites subject to an active paid advertising agreement. Each Zillow Property is either a Base Property, Non-Base Property or Per Lease Property (collectively, “Zillow Properties”). Zillow Properties do not include any managed multi-family rental property of twenty-five (25) units or greater displayed on the Zillow Sites which is not subject to an active paid advertising agreement.

“Zillow Sites” means Zillow.com, Hotpads.com, and Trulia.com and their related mobile applications.

Exhibit 10.1
2.2 Data Feed. Beginning as soon as possible following the Execution Date but in no event later than April 30, 2025, Zillow will provide the Licensed Content for all Zillow Properties to Redfin via the Data Feed. Redfin will perform such development work as is necessary to enable delivery of the Licensed Content via real-time API as more fully set forth in Exhibit F. [*].

2.3 Licensed Content. Licensed Content will be: (i) of equivalent quality to the corresponding content displayed on the Zillow Sites; (ii) [*] and (ii) updated as soon as reasonably practicable upon Zillow’s receipt of updates for the Zillow Properties, but in no event less than once per day.

2.4 Quarterly Business Reviews. Zillow and Redfin will meet (in-person or electronically) no less often than quarterly to share in good faith timely updates on product changes and other developments that could reasonably impact the Data Feed, Licensed Content, Leads (as defined in Section 4), or other aspects of this Agreement.

2.5 License. Subject to the other provisions hereof, Zillow hereby grants to Redfin a worldwide, non-sublicensable, non-transferable (except as set forth in Section 14.2), non-exclusive, royalty-free, fully paid-up license to use the Licensed Content solely to display the Licensed Content on and in the Redfin Sites in accordance with the provisions of this Agreement. In connection with displaying the Licensed Content on the Redfin Sites, Redfin and its Affiliates are allowed to use the Licensed Content to [*].

2.6 Removal from Data Feed; Updates to Licensed Content. Within twenty-four (24) hours of any Zillow Property being removed from the Data Feed, Redfin shall cease display of such Zillow Property and any related Licensed Content on the Redfin Sites. Within twenty-four (24) hours of Zillow updating any Licensed Content in the Data Feed, Redfin shall update the display of such Licensed Content on the Redfin Sites.

3. Exclusivity. Beginning on the Execution Date and continuing for the remainder of the Term (expressly excluding the Wind-Down Period), Redfin shall not, directly or through any third party other than Zillow, sell, market, or make available to any property management company or other participants in the real estate industry, any product or service that provides for the display on the Redfin Sites of data and content pertaining to managed multi-family rental properties of twenty-five (25) units or greater or that provides for enhancement or increased prominence on the Redfin Sites of data and content pertaining to managed multi-family rental properties of twenty-five (25) units or greater. If Redfin is engaged in discussions with any other third parties regarding the provision of multi-family rental properties of twenty-five (25) units or greater for display on the Redfin Sites, Redfin will cease all such discussions as of the Execution Date.

Notwithstanding the foregoing, with respect to any managed multi-family rental properties of twenty-five (25) units or greater that Redfin is already under contract to display on the Redfin Sites as of the Execution Date:

i.If the property is included in the Data Feed on the Start Date, Redfin will exercise its voluntary termination rights (to the extent available), to be effective as soon as is reasonably practicable at or after Start Date. If a property is included in the Data Feed after the Start Date, Redfin will exercise its voluntary termination rights (to the extent available), to be effective as soon as is reasonably practicable. For avoidance of doubt, no content related to any property included in the Data Feed may be displayed on the Redfin Sites after the Start Date other than via the Data Feed, with the exception of properties for which Redfin does not have voluntary termination rights, and Redfin will cease billing for such services accordingly.

Exhibit 10.1
ii.If the property is a Unique Property (as defined in Exhibit D) or could not be voluntarily terminated as provided above, Redfin is permitted to continue to display on the Redfin Sites data and content pertaining to such properties until the earlier of: (a) the natural expiration of such contracts (including any month-to-month renewals thereof); (b) the signing of a new or amended agreement with Zillow for display on the Zillow Sites of the properties subject to such contracts; or (c) [*] or such earlier date as the Parties may mutually agree (the “Hard Transition Date”); so long as, unless contractually prohibited from doing so, any duplicate property provided in the Data Feed shall receive priority over the same property received from an alternate source. Within ten (10) business days of the Execution Date, Zillow and Redfin will use best efforts to plan a Limited Syndication as outlined in Exhibit D.

4. Leads.

4.1 General. Redfin will cause all Leads (as defined below) from the Zillow Properties displayed on the Redfin Sites beginning on the Start Date to be delivered to Zillow via API (the “Lead API”) within twenty-four (24) hours after such Lead is submitted to Redfin. As used herein, “Lead” means each instance of a user: [*]. Electronic Leads must be directed only to the Zillow Property from which the Lead originated.

4.1.1 Minimum Lead Threshold. Redfin will deliver no less than [*] Payable Leads per month (“Minimum Lead Threshold”), expressly including any Payable Leads delivered to Zillow in excess of the Lead Cap, as set forth in Exhibit C, provided that the Minimum Lead Threshold will not apply for any calendar month in which the Data Feed did not include an average of [*] Zillow Properties per day. Redfin’s failure to meet the Minimum Lead Threshold for [*] consecutive months will constitute material breach of this Agreement, with the understanding that the Minimum Lead Threshold will be reduced pro rata for any technical outage of the Lead API lasting 6 hours or longer.

4.2 Communication. As between Redfin and Zillow, Redfin shall have the sole right to send to each user of the Redfin Sites who submits a Lead an email confirming the Lead was received or delivered. Zillow shall not send any email or other communication to any user of the Redfin Sites who submits a Lead (provided that the foregoing is not intended to prohibit or otherwise restrict Zillow from sending emails or other communications to any individuals for whom Zillow has independently derived contact information). As between Redfin and Zillow, Zillow shall have the sole right to deliver all Leads to the Zillow Property contact. Redfin shall not send any email or other communication to any Zillow Property contact to attempt to attribute a Lead to Redfin or for any other purpose.

4.3 Ownership and Use of Lead Data. As between Redfin and Zillow, Redfin shall have and retain all ownership rights and other rights to the Leads and all information, content, and data included in or with such Leads (collectively, “Lead Data”). Redfin’s provision of Leads to Zillow pursuant to this Agreement is for the sole purpose of permitting Zillow to provide each Lead to the applicable Zillow Property. Within a commercially reasonable period of time after receiving each Lead, Zillow shall provide each Lead to the applicable Zillow Property. At all times, Zillow shall ensure that it processes the Leads it receives under this Agreement at least as favorably as it processes leads generated from the Zillow Sites and that it does not grant priority to leads generated from the Zillow Sites. Except as expressly permitted in this Agreement, Zillow will not use the Leads or any Lead Data for any other purpose, including, without limitation, for the purposes of marketing other products or services or gathering competitive information. Notwithstanding the foregoing, Zillow may use Lead Data as provided in Section 4.5 below and for the limited internal purposes of (a) matching Leads to existing Zillow users in order to fulfill any obligations of Zillow to avoid overcharging advertisers for the same or similar Leads, and (b) establishing and complying with its obligations under this Agreement.

Exhibit 10.1
4.4 Up-Funnel Data. Redfin shall provide Zillow with impressions and page views, and other data as mutually agreed by the Parties, for each Zillow Property displayed on the Redfin Sites (collectively, “Up-Funnel Data”), as more fully set forth in Exhibit F. Redfin will implement commercially reasonable procedures to ensure the completeness and accuracy of the Up-Funnel Data and timely delivery. Zillow may use Up-Funnel Data solely to: (i) provide property-level data to the property management company associated with the applicable Zillow Property; (ii) calculate aggregate statistics with respect to Zillow Properties for internal and partnership business and performance management; and (iii) make general marketing claims for business-to-business sales purposes.

4.5 Communications Recording and Lead Follow-Up. Zillow will record the content of: 1) calls generated by Phone Leads; and 2) communications submitted by Electronic Leads (collectively, “Lead Communication Data”), which Zillow will use for internal business purposes and, with respect to Phone Leads, make available to the applicable Zillow Property. Zillow will also, as directed by Redfin, implement Zillow’s lead connect feature in order to [*]. The caller ID name associated with the text will indicate a name to be reasonably specified by Redfin. Redfin is solely responsible for capturing all consents necessary under applicable law for communications recording and lead follow-up as described herein, provided that Zillow is responsible for providing Redfin notice and consent language sufficient for the communications recording and lead follow-up Zillow intends to conduct and will be responsible for the adequacy of the consent language under applicable law and regulations. Zillow will ensure that the format of such consent does not negatively impact user engagement (e.g., due to its length or complexity). In the event of any adverse effects on user engagement, Zillow and Redfin shall discuss in good faith modifications to the format of the consent, which shall constitute Redfin’s sole remedy for such adverse effects on user engagement.

4.6 Deletion of Lead Data. Zillow shall permanently delete all Lead Data received from Redfin pursuant to this Agreement no later than the later of: (a) [*] after Redfin provides the Lead to which such Lead Data pertains to Zillow or such other retention period as Zillow may reasonably adopt from time-to-time to permit Zillow to achieve the business purpose for which the Lead Data is retained, provided that such business purpose is in compliance with all applicable provisions of this Agreement; and (b) the expiration or earlier termination of this Agreement. Any Lead Data retained in accordance with this Section may be used only in accordance with the limited purpose for which it was retained and in compliance with all applicable provisions of this Agreement.

5. Compensation; Reporting.

5.1 General. Zillow shall pay Redfin fees as set forth in Exhibit C attached hereto and incorporated by reference herein.

5.2 Payable Leads. “Payable Lead” means (a) each Electronic Lead delivered to Zillow hereunder, provided such Electronic Lead includes the following completed fields: first and last name, email address, and move-in date; and (b) each Phone Lead lasting at least [*], including Phone Leads connected to an answering machine, interactive voice response system, or similar automated system, provided in each case that a Lead that meets such requirements will not be considered a Payable Lead if [*]. If an Electronic Lead submitter completes any optional fields within the lead form, Redfin will provide such completed fields to Zillow, but, subject to (t) above, such fields shall not be required to be completed in order for an Electronic Lead to qualify as a Payable Lead.

5.3 Reporting and Payment Schedule. Within twenty-one (21) days after the end of each calendar month, Zillow will provide Redfin a billing report (the “Monthly Report”), showing: (a) the number of Payable Leads provided to Zillow in such calendar month, which includes the number of Leads, any otherwise Payable Leads excluded pursuant to Section 5.2, and , the reason each such Lead is excluded; (b) a calculation of the total Per-Lead Amounts payable for all Payable Leads delivered in such month

Exhibit 10.1
(the “Monthly Lead Payment”); and (c) such other data and metrics as Redfin may reasonably request from time to time to permit Redfin to verify payments. Redfin will provide to Zillow, via a mutually agreed mechanism, an invoice (the “Monthly Invoice”) for the Monthly Lead Payment set forth in the Monthly Report no more than seven (7) days after receiving the Monthly Report. Zillow will pay the Monthly Lead Payment set forth on the Monthly Invoice within forty-five (45) days after the date on which Redfin provides the Monthly Invoice. No additional terms in any invoice shall override or control over the terms of this Agreement.

5.4 Taxes. Each Party will be responsible, as required under applicable law, for identifying and paying all taxes and other governmental fees and charges (and any penalties, interest, and other additions thereto) that are imposed on that Party upon or with respect to the transactions and payments under this agreement. Redfin may charge and Zillow will pay applicable state or local sales or use taxes or other similar transaction taxes that Redfin is legally obligated to charge (“Taxes”), provided that such Taxes are stated on the original invoice that Redfin provides to Zillow and Redfin’s invoices state such Taxes separately and meet the requirements for a valid tax invoice. Zillow may provide Redfin with an exemption certificate or equivalent information acceptable to the relevant taxing authority, in which case, Redfin will not charge and or collect the Taxes covered by such certificate. Throughout the Term, Redfin will provide Zillow with any forms, documents, or certifications as may be reasonably requested by Zillow to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.

5.5 Disputes. If Redfin disputes the number of Payable Leads or any other amount or payment contained in any Monthly Report, Redfin must notify Zillow in writing (email to suffice) within thirty (30) days of receipt of the Monthly Report, and Zillow and Redfin will meet within ten (10) business days thereafter to attempt in good faith to resolve the dispute.

6. Display of Zillow Properties on Redfin Sites.

6.1 Redfin will display on the Redfin Sites all Licensed Content for every Zillow Property included in the Data Feed. Redfin may not require submission of a Lead to view any Licensed Content. Redfin may supplement display of the Zillow Properties on the Redfin Sites with content and information created by Redfin or provided by third parties, including information on schools, neighborhood profiles, available public transportation and the like, so long as such supplemental content and information is not duplicative of, or substantially similar to, any data field included within the Licensed Content for the applicable Zillow Property. For each Zillow Property displayed on the Redfin Sites, Redfin will provide a statement that such Zillow Property was “Provided by Zillow.”

7. Marketing; Traffic Credit; SEO Efforts.

7.1 Marketing. Neither Party will promote or market the existence or terms of this Agreement, or the relationship contemplated herein, to consumers without the other Party’s prior express written consent in each instance. As of the Execution Date, Zillow will be permitted to promote and market, at Zillow’s sole expense, the relationship contemplated herein to property management companies and other participants in the real estate industry, provided that: (i) Zillow must comply with the guidelines set forth in Exhibit E and any mutually agreed upon revisions thereof (the “Guidelines”); and (ii) Redfin will enable Zillow to promote and market as contemplated herein as set forth in Exhibit E. Redfin and Zillow will meet (in-person or telephonically) no less often than one (1) time per contract year to review marketing and promotional messaging and collateral. For any promotion or marketing which does not comply with, or is outside the scope of, the Guidelines, Zillow must obtain Redfin’s prior written approval (email to suffice).

Exhibit 10.1
7.2 Traffic Credit. During the Term: (a) Redfin shall remain entitled to receive credit from comScore and any other independent source of traffic measures or metrics for all rentals traffic to the Redfin Sites; and (b) at Zillow’s request and sole expense, Redfin and Zillow shall use commercially reasonable efforts, as more fully set forth in Exhibit F, to create a comScore “Custom Entity” (or similar solution) for the purpose of enabling comScore to include the traffic credited to Redfin pursuant to the foregoing sentence that pertains specifically to any section of the Redfin Sites that is dedicated to the Zillow Properties in Zillow’s aggregate traffic numbers, provided that such efforts shall not prevent Redfin from receiving credit for traffic to the Redfin Sites in accordance with this Section 7.2.

7.3 SEO Efforts. Beginning on the Start Date and continuing for the remainder of the Term, Redfin shall be free to use the Licensed Content for search engine optimization efforts related to the Redfin Sites in its reasonable discretion, provided, however, that: (a) such efforts must accurately represent the Zillow Properties as rental properties; and (b) each Party shall refrain from using the other Party’s federally registered trademarks or trademarks for which a Party has filed a trademark application in its search engine optimization efforts without the other Party’s prior written consent. Notwithstanding the foregoing, a Party will not violate this Section by using such other Party’s marks in an article or other digital collateral for general distribution, such as a blog post that identifies Redfin as the provider of a service. For the purpose of enabling the Parties to comply with this Section 7.3, each Party shall provide the other Party with an up-to-date list of its federally registered trademarks and trademark applications promptly following the Execution Date and on an annual basis thereafter during the Term.

8. Intellectual Property; Ownership.

8.1.1 Ownership by Zillow. Between the Parties, Zillow will own all right, title and interest in and to the Data Feed, Licensed Content, and the Zillow Sites, including all intellectual property and other proprietary rights in and to the Data Feed, Licensed Content, and Zillow Sites in whole or in part. Subject to the limited license granted by Zillow in Section 2.5, Redfin acquires no right, title or interest in or to the Data Feed, Licensed Content, or Zillow Sites.

8.1.2 Ownership by Redfin. Between the Parties, Redfin will own all right, title and interest in and to the Redfin Sites, including all intellectual property and other proprietary rights in and to the Redfin Sites, in whole or in part. Zillow acquires no right, title or interest in or to the Redfin Sites.

9. Audit Rights.

If either Party believes in good faith that the other Party has materially breached its obligations under this Agreement, the auditing Party may engage a nationally recognized independent third party firm (“Auditor”) to, review, inspect and test the books and records of the other Party solely to the extent reasonably necessary to ascertain such Party’s compliance with this Agreement (“Audit”) only: (i) upon providing 30 days prior written notice to the audited Party, (ii) during regular business hours and (iii) a maximum of one time per year. The Auditor will provide its final conclusions of the audit to both Parties simultaneously and within 30 days after the last day of the Audit. The auditing Party will pay the costs it incurs, and the out-of-pocket costs the audited Party incurs, as part of any Audit; the audited Party shall be liable, however, for all costs of any Audit that discloses that the audited Party has materially breached this Agreement. No Audit may occur more than one year after termination of this Agreement. Any information disclosed to or otherwise learned by the auditing Party or the Auditor in connection with an Audit conducted pursuant to this paragraph constitutes Confidential Information of the audited Party and is subject to the limitations on use set forth herein.

10. Representations and Warranties.

Exhibit 10.1
10.1 Redfin Representations and Warranties. Redfin represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation; (b) it has the corporate right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (c) the execution, delivery and performance of this Agreement will not conflict with, result in a breach of, or constitute a default under, any other agreement to which it is a party or by which it is bound; (d) it shall not represent itself as an agent, employee or affiliate of the other Party; (e) to the best of its knowledge, the Lead Data does not contain and will not expose Zillow’s systems to any viruses, malware, Trojan horses, or otherwise harmful code; and (f) it will comply with all applicable laws and regulations in the performance of its duties and exercise of its rights under this Agreement, including, to the extent applicable, federal, state and local anti-discrimination laws (including the Fair Housing Act), the Telephone Consumer Protection Act, the CAN-SPAM Act, the CCPA, and laws relating to its collection and handling of Lead Data, data privacy, data security and intellectual property.

10.2 Zillow Representations and Warranties. Zillow represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation; (b) it has the corporate right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (c) the execution, delivery and performance of this Agreement will not conflict with, result in a breach of, or constitute a default under, any other agreement to which it is a party or by which it is bound; (d) it shall not represent itself as an agent, employee or affiliate of the other Party; (e) it has the right to grant the licenses granted by it hereunder; (f) to the best of its knowledge, the Data Feed and the Licensed Content do not contain or expose Redfin’s systems to any viruses, malware, Trojan horses, or otherwise harmful code; (g) to the best of its knowledge the Licensed Content does not infringe on the intellectual property or other proprietary rights of any third party nor contain any content that is defamatory, offensive, or illegal; (h) [*]; (i) [*]; and (j) it will, at all applicable times, comply with all applicable laws and regulations in connection with its performance of its duties and exercise of its rights under this Agreement, including as applicable to the Data Feed or Licensed Content Zillow provides to Redfin under this Agreement, including, without limitation, to the extent applicable, federal, state and local anti-discrimination laws (including the Fair Housing Act), the Telephone Consumer Protection Act (“TCPA”), the CAN-SPAM Act, the CCPA, and laws relating to its collection and handling of Lead Data, data privacy, data security and intellectual property.

10.3 DISCLAIMER OF WARRANTIES. (A) OTHER THAN AS EXPLICITLY SET FORTH HEREIN AND IN SECTIONS 10.1 AND 10.2 AND SUBJECT TO THE INDEMNIFICATION OBLIGATIONS IN SECTION 11, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO ITS BUSINESS, PRODUCTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ALLEGED TO ARISE BY LAW, BY USAGE IN THE TRADE, BY COURSE OF DEALING OR COURSE OF PERFORMANCE OR OTHERWISE; AND (B) EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY’S PRODUCTS AND SERVICES, INCLUDING, WITHOUT LIMITATION, THE ZILLOW PROPERTIES AND LICENSED CONTENT, ARE PROVIDED “AS IS” AND THAT THE OTHER PARTY MAKES NO WARRANTY THAT THE FOREGOING ITEMS WILL BE ACCURATE, FREE FROM BUGS, FAULTS, DEFECTS, OR ERRORS. WITHOUT LIMITATION OF THE FOREGOING AND EXCEPT AS PROVIDED IN THIS AGREEMENT: (i) ZILLOW PROVIDES THE LICENSED CONTENT HEREUNDER “AS AVAILABLE”; (ii) ZILLOW DOES NOT WARRANT THAT THE LICENSED CONTENT OR THE USE THEREOF SHALL BE TIMELY, SECURE, ERROR-FREE, BE PROVIDED (OR BE AVAILABLE) WITHOUT INTERRUPTION, OR MEET REDFIN’S BUSINESS OR OPERATIONS PURPOSES; AND (iii) ZILLOW DOES NOT GUARANTEE OR WARRANT ANY LICENSED

Exhibit 10.1
CONTENT’S ACCURACY, RELIABILITY, COMPLETENESS, INTEGRITY, VALIDITY, OR CURRENTNESS, OR THAT ANY ERRORS IN ANY LICENSED CONTENT WILL BE CORRECTED. EXCEPT AS SET FORTH IN THIS AGREEMENT, ZILLOW DISCLAIMS ALL LIABILITY AND RESPONSIBILITY ARISING OUT OF OR RESULTING FROM THE CONTENT OF, OR ANY ERRORS CONTAINED IN, ANY LICENSED CONTENT.

11. Indemnification.

11.1 Indemnification by Zillow. Zillow shall defend, indemnify and hold harmless Redfin, its Affiliates and their respective directors, officers, employees, and agents (collectively, the “Redfin Parties”) from and against any claims, liabilities, losses, damages, costs, and expenses (including, but not limited to, reasonable attorneys’ fees and costs) (collectively, “Losses”) incurred by the Redfin Parties as the result of any third-party claim or third-party demand (a “Claim”) to the extent arising out of: (a) any false representation or warranty, or material breach by Zillow of its representations and warranties contained in this Agreement, including violation by Zillow [*] and any allegation that the Licensed Content, (i) when used as authorized by this Agreement, infringes such third-party’s intellectual property rights, excluding claims to the extent arising from the use of the Licensed Content in a modified, unauthorized, or unintended manner, the combination of the Licensed Content with materials not furnished by Zillow if there would not have been an infringement but for such combination, or the Redfin Sites themselves infringing such third party’s intellectual property rights other than by virtue of the use or display of the Licensed Content on the Redfin Sites as permitted under this Agreement or (ii) contains any content that is defamatory, offensive, or illegal; (b) any violation of law by Zillow related to or arising from the performance of this Agreement, including arising from any administrative action, investigation, inquiry or demand from a governmental entity or other regulatory body with oversight or jurisdiction over Zillow’s products, services and activities in relation to such violation of Law; (c) any fraud, gross negligence or willful misconduct of Zillow, its Affiliates and their respective directors, officers, employees, and agents; and (d) any services performed or actions taken by Zillow pursuant to Section 4.5 hereof, except to the extent arising out of any failure by Redfin to post any notice on the Redfin Sites or obtain any consent via the Redfin Sites that is required by applicable law with respect to the matters contemplated by Section 4.5. Zillow’s indemnification obligations herein are subject to the condition that the Redfin Parties (i) promptly give Zillow written notice of the Claim and request for indemnification once the Redfin Parties become aware of the Claim; (ii) give Zillow sole control of the defense and settlement of the Claim (provided that Zillow may not settle any Claim unless the settlement unconditionally releases Redfin of all liability for such Claim); and (iii) provide reasonable assistance in connection with the defense (at Zillow’s reasonable expense). The failure to give notice to and request for indemnification from the Redfin Parties within a reasonable time of the commencement of any Claim under this Section will relieve Zillow of any liability to the Redfin Parties under this Section only to the extent that such failure materially prejudices Zillow’s ability to defend such Claim.

11.2 Indemnification by Redfin. Redfin shall defend, indemnify and hold harmless Zillow, its Affiliates and their respective directors, officers, employees, and agents (collectively, the “Zillow Parties”) from and against any Losses incurred by the Zillow Parties as the result of any Claim to the extent arising out of: (a) any allegation the Redfin Properties infringe or violate any right of a third party, including, without limitation, rights of publicity, rights of privacy, licenses, or other intellectual property rights other than by virtue of the use or display of the Licensed Content on the Redfin Sites as permitted under this Agreement; (b) any false representation or warranty, or material breach by Redfin of its representations and warranties contained in this Agreement; (c) any alleged violation of law related to or arising from the performance of this Agreement, including arising from any administrative action, investigation, inquiry or demand from a governmental entity or other regulatory body with oversight or jurisdiction over a Redfin’s products, services and activities in relation to such violation of Law; (d) any fraud, gross negligence or willful misconduct of Redfin, its Affiliates and their respective directors, officers, employees, and agents; and (d) any failure by Redfin to post any user notice supplied by Zillow

Exhibit 10.1
under Section 4.5 hereof. Redfin’s indemnification obligations herein are subject to the condition that the Zillow Parties (x) promptly give Redfin written notice of the Claim; (y) give Redfin sole control of the defense and settlement of the Claim (provided that Redfin may not settle any Claim without the prior written consent of Zillow unless (i) the settlement involves only payment of money damages, (ii) the settlement does not impose any injunction or other equitable relief on, and contains no admission of wrongdoing by, the Zillow Parties; and (iii) the settlement contains a legally binding, unconditional and irrevocable release of the Zillow Parties of all liability with respect to such Claim); and (z) provide reasonable assistance in connection with the defense (at Redfin’s reasonable expense).

11.3 Control of Defense. The indemnifying Party shall not be entitled to assume control of the defense of any Claim if (a) the Claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (b) such Claim seeks an injunction or equitable relief against the indemnified Party, (c) a conflict of interest exists between the indemnifying Party and the indemnified Party in the Claim, or (d) the Claim relates to any review, investigation, audit, action, or proceeding initiated by any federal government agency or instrumentality, including the Consumer Financial Protection Bureau, the United States Department of Housing and Urban Development, the Federal Trade Commission, the Securities and Exchange Commission, or the Department of Justice, and/or by any government agency or instrumentality of any United States state or territory, including state attorneys general, or other agencies or regulatory bodies with oversight or jurisdiction over a Party’s products, services and activities, except the indemnifying Party shall retain the right to participate in the defense of any Claim set forth in this Section at its own expense.

12. Confidentiality.

The Parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each Party has and will have access to certain of the other Party's Confidential Information (as defined below). Each Party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other Party's business. Accordingly, the parties agree that each Party shall use and reproduce the other Party's Confidential Information only for purposes of exercising its rights and performing its obligations under this Agreement and only to the extent necessary for such purposes and shall restrict disclosure of the other Party’s Confidential Information to its employees, consultants, advisors, investors, or independent contractors with a need to know and shall not disclose the other Party’s Confidential Information to any third party without the prior written approval of the other Party. The foregoing obligations shall be satisfied by each Party through the exercise of at least the same degree of care used to restrict disclosure and use of its own information of like importance, but not less than reasonable care. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either Party to (a) disclose the terms of this Agreement without notice to or consent of another Party as necessary to enforce any of that Party’s rights or to perform their obligations as set forth in this Agreement; (b) if legal counsel for a Party is of the opinion that the terms or conditions of this Agreement or a public statement relating to this Agreement or the transactions contemplated hereby is required by applicable law or by the rules of any applicable stock exchange, then that Party may make a disclosure or public statement limited solely to the information that such legal counsel reasonably considers to be required by such law or rules (and shall seek to obtain confidential treatment, to the extent available, for any information disclosed), provided that, to the extent feasible, such disclosing Party shall provide prior written notice to the other Party; and (c) disclose Confidential Information of the other Party if compelled to do so under law, in a judicial or other governmental investigation or proceeding, provided that, to the extent permitted by law, the other Party has been given prompt notice of such request and provide reasonable assistance, at the disclosing Party’s sole cost and expense, in objecting to the judicial or governmental requirement to disclosure or seeking a protective order or other limitations on disclosure. Without limiting the foregoing, if a Party determines that it is required to file this Agreement with the Securities and Exchange Commission, it shall provide prompt written notice to the other Party and shall cooperate with the other Party in the preparation, filing and pursuit of a request for confidential treatment

Exhibit 10.1
of those provisions of this Agreement as may be reasonably requested by any Party. As used in this Agreement, “Confidential Information” means information about the disclosing Party’s business or activities that is proprietary or confidential, which shall include (x) the terms of this Agreement, (y) all business, financial, technical and other information of a Party marked or designated by such Party as “confidential” or “proprietary”; and (z) any information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential. “Confidential Information” will not include information that (i) is in or enters the public domain or becomes publicly available other than as a result of, directly or indirectly, a breach of this Agreement by a Party or any of its Affiliates or any of its or their respective representatives, (ii) the receiving Party lawfully receives from a third party on a non-confidential basis without restriction on disclosure and without breach of a non-disclosure obligation, (iii) the receiving Party or its Affiliates or its or their respective representatives knew or was in possession of such information on a non-confidential basis prior to receiving such information from the disclosing Party, or (vi) the receiving Party or its Affiliates or its or their respective representatives acquires or develops independently without reference to or use of, in whole or in part, any of the other Party’s Confidential Information. Each Party acknowledges that the other Party may already possess or have developed products, services or information similar to or competitive with those of the other Party disclosed in or by the Confidential Information. Nothing herein shall restrict either Party's right to develop, use or market any products or services as long as it shall not thereby breach this Agreement.

13. Limitation of Liability.

13.1 WITH THE EXPRESS EXCEPTION OF A PARTY’S INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, WARRANTY, OR OTHERWISE. WITH THE EXPRESS EXCEPTION OF A PARTY’S INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS, AND WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ANY SINGLE CLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, WARRANTY, OR OTHERWISE, EXCEED THE AGGREGATE AMOUNT PAID, OR REQUIRED TO BE PAID, [*].

14. Miscellaneous.

14.1 Nondisparagement. Commencing on the Execution Date and continuing for the duration of the Term, each Party shall use reasonable and good faith efforts to not, and shall cause its Affiliates to use reasonable and good faith efforts to not, directly or indirectly, (a) engage in any deceptive, misleading, illegal, or unethical practices with respect to the other Party, (b) intentionally make, publish or communicate on any Redfin Site or Zillow Site, as applicable, or in any public forum any comments or statements concerning the other Party’s or any of its Affiliates’ products, services or businesses that are untruthful or reckless, (c) disparage, dilute or diminish the other Party’s or any of its Affiliates’ rentals-related products or services if such disparagement, ridicule or diminishing would have a material detrimental impact on Zillow’s ability to provide Licensed Content to Redfin or Redfin’s ability to provide Leads to Zillow, or (c) use the other Party’s or its Affiliates’ Proprietary Marks in a misleading manner.

14.2 Assignment. Neither Party may assign, delegate or transfer this Agreement or any right, interest, or benefit under this Agreement, or allow this Agreement to be assumed by any third party

Exhibit 10.1
without the prior written consent of the other Party. Any such assignment, delegation, transfer or assumption without prior consent shall be wholly void and invalid. Notwithstanding the foregoing, and without in any way limiting the provisions of Section 1.2.3 hereof, either Party may assign this Agreement without consent to an Acquiror (as defined below) of such Party or to an Affiliate, or allow this Agreement to be assumed by such Acquiror or Affiliate so long as (a) such Acquiror or Affiliate agrees to be fully bound by the terms and conditions set forth in this Agreement; and (b) this Section will not change the Acquiror or Affiliates’ obligations and restrictions in connection with the Licensed Content or Redfin Sites, including, without limitation, the obligations and restrictions under Section 3 (Exclusivity) hereof. As used herein, “Acquiror” shall mean a third party that acquires a majority of the outstanding capital stock of a Party, a third party that acquires a Party in connection with a merger, or a third party that acquires all or substantially all of the assets and on-going business of a Party.

14.3 Law and Venue. This Agreement and all related documents, and all matters arising out of or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without regard to the conflict of law provisions thereof, and any claim under this Agreement shall be brought in the State of Washington.

14.4 Publicity; Use of Marks. The Parties shall issue a mutually agreeable joint press release after the mutual execution of this Agreement and at a time mutually agreed upon by the Parties. Except as agreed by the Parties in writing (email to suffice) or as required by, or deemed necessary or appropriate to meet or comply with disclosure requirements of, applicable law or regulatory authority, neither Party shall publicize or disclose the terms of this Agreement or make any public statement or announcement regarding this Agreement or the terms hereof without obtaining the prior written approval of the other Party. In particular, neither Party will use the other Party’s name, logos or trademarks in any publicity, advertising or marketing without the other Party’s prior written consent. If a Party grants consent pursuant to this section, such Party will have the right to review and approve in advance, in its sole discretion, the use and the specific form and content of such use, and reserves the right to revoke such consent at any time. Any use of such granting Party’s name, logos or trademarks must immediately cease upon request by the granting Party.

14.5 Force Majeure. Neither Party shall be deemed in default or otherwise liable under this Agreement to the extent it has a delay, failure, or inability to perform its obligations by reason of any fire, earthquake, flood, substantial storm, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of public enemy, embargo, war, act of God, or any municipal, county, state or national ordinance or law, or any executive, administrative or judicial order (which order is not the result of any act or omission which would constitute a default hereunder), or similar cause beyond that Party’s reasonable control. Each party acknowledges that services provided by third parties are beyond the other Party’s reasonable control, and neither Party will be liable for a delay or failure caused by the failure of third-party software or hardware, an interruption, slow-down, or failure of telecommunication or digital transmission links, or other such transmission failure. If such event continues for more than twenty (20) days, either Party may terminate the Agreement upon written notice to the other Party.

14.6 Relationship of the Parties. The relationship between Zillow and Redfin under this Agreement, as well as the relationship between either Party’s Affiliates, is that of independent contractors. Neither this Agreement nor the cooperation of the parties contemplated herein shall be deemed or construed to create any partnership, joint venture, employment or agency relationship between Redfin and Zillow. Neither Party is, nor shall either Party hold itself out to be, vested with any power or right to bind the other Party contractually or act on behalf of the other Party as a broker, agent or otherwise.

Exhibit 10.1
14.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement is determined to be invalid, unenforceable or otherwise illegal, such provision shall be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intentions of the parties, and the remainder of the Agreement shall be in full force and effect.

14.8 Complete Agreement. This Agreement, including all attachments, if any, contains the entire agreement and understanding between the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous oral or written agreements and representations. This Agreement may only be modified, or any rights under it waived, by a written agreement signed by both Parties.

14.9 No Third-Party Beneficiary. This Agreement is made and entered into for the sole protection and benefit of the Parties named in this Agreement and is not intended to convey any rights or benefits to any person or third party except as expressly provided in this Agreement.

14.10 Waiver. No delay or failure by either Party to exercise any right or remedy under this Agreement will constitute a waiver of such right or remedy. All waivers must be in writing and signed by an authorized representative of the Party waiving its rights. A waiver by any Party of any breach or covenant shall not be construed as a waiver of any succeeding breach of any other covenant.

14.11 Headings. The headings of the articles and paragraphs contained in this Agreement are inserted for convenience and for reference purposes only and are not intended to be part of or to affect the interpretation of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean to the degree to which a subject or other thing extends, and such phase shall not mean simply “if.” References to “written” or “in writing” include electronic form. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement, and all Section and Exhibit references are to this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

14.12 Equitable Relief. Each Party agrees that a breach of the provisions of this Agreement relating to the use or disclosure of the other Party’s Confidential Information or a breach of Section 14.1 may result in immediate and irreparable harm to the other Party and that money damages alone may be inadequate to compensate the non-breaching Party. Therefore, in the event of such a breach, the other Party will be entitled to seek equitable relief, including but not limited to a temporary restraining order, temporary injunction or permanent injunction, and the Parties waive any requirement for the securing or posting of any bond in connection with such Claim. The rights granted to the Parties under this provision are in addition to any other remedies available to the Parties under this Agreement, or common or statutory law.

14.13 Notices. Any notice required or permitted under this Agreement shall be sent to:
If to Redfin, all notices must include a copy sent via email:

Redfin Corporation
Attention: Chief Legal Officer
1099 Stewart St, Suite 600

Exhibit 10.1
Seattle, WA 98101
Email: legal@redfin.com

If to Zillow, all notices must include a copy sent via email:

Zillow, Inc.
Attention: General Counsel
1301 Second Avenue, Floor 36
Seattle, WA 98101
Email: legal@zillowgroup.com

14.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement. The parties may sign facsimile copies of this Agreement, which shall each be deemed originals.

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Exhibit 10.1
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and effective as of the Execution Date.

REDFIN CORPORATION By: Name: Title: ZILLOW, INC. By: Name: Title:

Exhibit 10.1

Exhibit A-1
Redfin Identified Persons

[*]

Exhibit 10.1

Exhibit A-2
Zillow Identified Persons

[*]

Exhibit 10.1

Exhibit B
Wind-Down Period

[*]

Exhibit 10.1

Exhibit C
Rate Card

[*]

Exhibit 10.1

Exhibit D
Limited Syndication

[*]

Exhibit 10.1

Exhibit E
Marketing Guidelines

[*]

Exhibit 10.1

Exhibit F
Technical Commitments

[*]